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                                                                       EXHIBIT 3
                                                    As amended through 4/30/2003




                              AMENDED AND RESTATED
                       BYLAWS OF TECUMSEH PRODUCTS COMPANY


                                    ARTICLE I

                                    MEETINGS

         SECTION 1. PLACE OF MEETING. Any or all meetings of the shareholders, and of the board of directors, of this Corporation may be held within or without the State of Michigan provided that no meeting shall be held at a place other than the registered office in Michigan, except pursuant to Bylaw or resolution adopted by the board of directors.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. An annual meeting of the shareholders shall be held in each calendar year on the last Wednesday of April of such calendar year at 10:30 a.m., local time, or at such other date and time as shall be determined from time to time by the board of directors, for the election of directors and for the transaction of such other business as may come before such annual meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS. Except as otherwise provided in the Michigan Business Corporation Act, as amended from time to time (the "Act"), at least ten (10) but not more than sixty (60) days prior to the date fixed by Section 2 of this Article for the holding of the annual meeting of shareholders, written notice of the time, place, and purposes of such meeting shall be given either personally or by mail, as hereinafter provided, to each shareholder entitled to vote at such meeting.

         SECTION 4. BUSINESS AT ANNUAL MEETINGS. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the Corporation, the procedures in Article IV, Section 2, of these Bylaws must be complied with. If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to the Secretary and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however that in the event that the annual meeting is called for a date that is not within 20 days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting containing all material information relating thereto and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares





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of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 4. The officer presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4, and if he or she should so determine, the presiding officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

         SECTION 5. SPECIAL MEETINGS OF SHAREHOLDERS. A special meeting of the shareholders, for any purpose or purposes proper for shareholder action and specified in the notice of such meeting, may be called at any time by the Chairman of the Board of Directors or, during the absence or disability of the Chairman of the Board of Directors or while that office is vacant, by the President (or, during the absence or disability of both the Chairman of the Board of Directors and the President or while both such offices are vacant, by the Vice-Chairman of the Board of Directors) and shall be so called at the request in writing of a majority of the board of directors or of shareholders entitled to vote not less than an aggregate of fifty percent (50%) of the outstanding shares of the Corporation having the right to vote at such special meeting. Any such request shall state the purpose or purposes of the proposed meeting. The method by which such meeting may be called is as follows: upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the Chairman of the Board of Directors or, during the absence or disability of the Chairman of the Board of Directors or while that office is vacant, by the President (or, during the absence or disability of both the Chairman of the Board of Directors and the President or while both such offices are vacant, by the Vice-Chairman of the Board of Directors) or of a request by a majority of the board of directors, or by shareholders as above provided, the Secretary of this Corporation shall prepare, sign, and mail the notices requisite to such meeting.

         SECTION 6. NOTICE AND BUSINESS AT SPECIAL MEETINGS OF SHAREHOLDERS. At least ten (10) but not more than sixty (60) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place, and purposes of such meeting shall be given either personally or by mail, as hereinafter provided, to each shareholder entitled to vote at such meeting. The business transacted at any such special meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes set forth in the notice. The officer presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6, and if he or she should so determine, such presiding officer shall so declare to the meeting that any business not properly brought before the meeting shall not be transacted.

         SECTION 7. ORGANIZATION MEETING OF BOARD. At the place of holding the annual meeting of shareholders, and immediately following the same, the board of directors, as constituted upon final adjournment of such annual meeting, shall convene for the purpose of election of officers and transacting any other business properly brought before it, provided, that the organization meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the directors of such new board. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum




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shall be present, unless the meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

         SECTION 8. REGULAR MEETINGS OF BOARD. Regular meetings of the board of directors shall be held not less frequently than once in each month other than July and December, and at such time and place as the board of directors shall from time to time determine. No notice of regular meetings of the board of directors shall be required.

         SECTION 9. SPECIAL MEETING OF BOARD. Special meetings of the board of directors may be called by the Chairman of the Board of Directors or, during the absence or disability of the Chairman of the Board of Directors or, while that office is vacant, by the President (or, during the absence or disability of both the Chairman of the Board of Directors and the President or while both such offices are vacant, by the Vice-Chairman of the Board of Directors) at any time by means of notice of the time and place thereof to each Director given not less than twenty-four (24) hours before the time such special meeting is to be held, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

         SECTION 10. NOTICES AND MAILING. All notices required to be given by any provision of these Bylaws shall state the authority pursuant to which they are issued (as, "by order of the Chairman of the Board of Directors" or "by order of the President" or "by order of the Vice-Chairman of the Board of Directors" or "by request of the board of directors" or "by request of shareholders," as the case may be) and shall bear the written or printed signature of the Secretary. Every notice to a shareholder shall be plainly addressed to the sendee at such shareholder's last address appearing upon the original or duplicate stock ledger of this Corporation. Every notice to a director shall be plainly addressed to the sendee at his last address appearing on the records of this Corporation. Every notice by mail shall be deemed duly served when the same has been deposited in the United States mail with postage fully prepaid so addressed to the sendee. Written notice may also be given in person or by telegram, telecopy, telex, radiogram, cablegram, or mailgram, and such notice shall be deemed duly given when the recipient receives the notice personally or when notice, so addressed to the sendee, has been delivered to the company, or to the equipment, transmitting such notice.

         SECTION 11. WAIVER OF NOTICE. Notice of the time, place, and purpose of any meeting of the shareholders or of the board of directors may be waived in writing, either before or after such meeting has been held. Any and all requirements of the laws of the State of Michigan, and of the Articles of Incorporation, and of the Bylaws with respect to the calling of any meeting of the shareholders or of the board of directors may be waived in writing, either before or after such meeting has been held. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the waiver of notice of the meeting.

         SECTION 12. PROCEDURAL MATTERS. At each meeting of the shareholders, the officer presiding over the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the board of directors, such presiding officer may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide shareholders of record and their proxies and




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other persons in attendance at the invitation of the Board or such presiding officer and making rules governing speeches and debates. The presiding officer acts in his or her absolute discretion and his or her rulings are not subject to appeal.


                                   ARTICLE II

                                     QUORUM

         SECTION 1. QUORUM OF SHAREHOLDERS. A majority of the outstanding shares of this Corporation entitled to vote, present by the record holders thereof in person or by proxy, shall constitute a quorum at any meeting of the shareholders.

         SECTION 2. QUORUM OF DIRECTORS. A majority of the members of the board of directors then in office shall constitute a quorum for transaction of business.


                                   ARTICLE III

                          VOTING, ELECTIONS AND PROXIES

         SECTION 1. WHO IS ENTITLED TO VOTE. Except as the Articles of Incorporation of this Corporation otherwise provide, each shareholder of this Corporation shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of capital stock of this Corporation held by such shareholder, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth in
Section 2 of this Article.

         SECTION 2. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the board of directors fixes a new record date under this Section for the adjourned meeting. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the board of directors relating to the corporate action is adopted.

         SECTION 3. PROXIES. No proxy shall be deemed operative unless and until signed by the shareholder and filed with the Corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders and shall remain in force three years from its date and no longer.




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         SECTION 4. VOTE BY SHAREHOLDER CORPORATION. Any other corporation owning voting shares in this Corporation may vote upon the same by the President of such shareholder corporation, or by proxy appointed by him or, in absence of the President and his proxy, by its Treasurer or, in their absence, by its Secretary. The board of directors of such shareholder corporation may appoint some other person to vote such shares.

         SECTION 5. INSPECTORS OF ELECTION. The board of directors, in advance of a shareholders' meeting, may appoint one (1) or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.


                                   ARTICLE IV

                               BOARD OF DIRECTORS

         SECTION 1. NUMBER AND TERM OF DIRECTORS. The business and affairs of the Corporation shall be managed by a board of directors composed of not less than five (5) nor more than ten (10) members. The number of directors which shall constitute the board of directors at any given time shall be determined by resolution of the board of directors; provided, however, that in the absence of an express determination by the board of directors, the number of directors, until changed by the board, shall be that number of directors elected at the most recently held annual meeting of shareholders and, provided further, that no decrease in the number of directors constituting the whole board of directors shall shorten the term of any then incumbent director. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the succeeding annual meeting. The board of directors may thereafter increase the number of directors from time to time up to a maximum of ten (10) and may then fill the vacancies resulting from such increase as provided by Section 3 of this
Article IV. A director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. Directors need not be shareholders.

         SECTION 2. NOMINATIONS. Nominations for election to the board of directors at a meeting of shareholders may be made by the board of directors or by a committee thereof, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the board of directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of






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the Corporation, and received (1) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 20 days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs, or (2) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs. Such notice shall set forth (a) as to each proposed nominee (i) the name, date of birth, business address, and residence address of such nominee, (ii) the principal occupation or employment of such nominee during the past five years, (iii) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (iv) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected), and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the Corporation's books, (ii) the class or classes and number(s) of shares of the Corporation which are beneficially owned by such shareholder, (iii) a description of all arrangement or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and (iv) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2 of the Bylaws. The officer presiding over a meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 3. VACANCIES. Unless otherwise limited by the articles of incorporation, if a vacancy, including a vacancy resulting from an increase in the number of directors, occurs in the board of directors, the vacancy may be filled as follows:

         (a) The shareholders may fill the vacancy at an annual meeting of shareholders or a special meeting called for such purpose.

         (b)      The board may fill the vacancy.

         (c) If the directors remaining in office constitute fewer than a quorum of the board of directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.




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         SECTION 4. ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken under authorization voted at a meeting of the board of directors or a committee of the board of directors, may be taken without a meeting if, before or after the action, all members of the board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the board of directors or committee. The consent has the same effect as a vote of the board of directors or committee for all purposes.

         SECTION 5. POWER TO ELECT OFFICERS. The board of directors shall elect a Chairman of the Board of Directors, a President, a Secretary, and a Treasurer and may elect a Vice-Chairman of the Board of Directors, a Secretary of the Board of Directors, a Chairman of the Board of Directors Emeritus, and one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers. None of said officers, except the Chairman of the Board of Directors, the President, and the Vice-Chairman of the Board of Directors, need be a member of the board of directors, but a Vice-President who is not a director shall not succeed to or fill the office of Chairman of the Board of Directors or President. Any two of the aforementioned offices, except those of Chairman of the Board of Directors and President, of Chairman of the Board of Directors and Vice-Chairman of the Board of Directors, or of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument or document in more than one capacity.

         SECTION 6. POWER TO APPOINT OTHER OFFICERS AND AGENTS. The board of directors shall have power to appoint such other officers and agents as the board may deem necessary for transaction of the business of the Corporation.

         SECTION 7. REMOVAL OF OFFICERS AND AGENTS. Any officer or agent may be removed by the board of directors, with or without cause, whenever in the judgment of the board the business interests of the corporation will be served thereby.

         SECTION 8. POWER TO FILL VACANCIES. The board shall have power to fill any vacancy in any office occurring from any reason whatsoever.

         SECTION 9. DELEGATION OF POWERS. For any reason deemed sufficient by the board of directors, whether occasioned by absence or otherwise, the board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, acknowledge, or verify any instrument or document in more than one capacity.

         SECTION 10. POWER TO APPOINT EXECUTIVE AND OTHER COMMITTEES. The board of directors shall have power to appoint by resolution an Executive Committee composed of two or more directors who, to the extent provided in such resolution and except as otherwise provided in the Act, shall have and may exercise the authority of the board of directors in the management of the business of the Corporation between meetings of the board. The board of directors may also designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation. Any such other committee, to the extent provided in the resolution of the board of directors creating such committee and except as otherwise provided in the Act, may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at a meeting of the committee. Any committee, and each member thereof, shall serve at the pleasure of the board of directors.



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         SECTION 11. POWER TO REQUIRE BONDS. The board of directors may require any officer or agent to file with the Corporation a satisfactory bond conditioned for faithful performance of his duties.

         SECTION 12. COMPENSATION. The compensation of directors, officers, and agents may be fixed by the board.

         SECTION 13. OATH OF DIRECTORS. Each person who shall be elected a director of this Corporation shall promptly, after being so elected, and before assuming his duties as such director for the term for which he has been so elected, have administered to him, and shall take, in such manner, and at such time and place as the Chairman of the Board of Directors or the President shall determine and decide, an oath substantially as follows:

                  I, ___________________________________, being duly elected to the board of directors of Tecumseh Products Company, do hereby accept such office and solemnly swear or affirm that I, conscientiously, honestly, lawfully, and to the best of my ability, will perform the duties and discharge the responsibilities of a director of this Corporation.

         SECTION 14. HONORARY MEMBERS OF THE BOARD OF DIRECTORS. There shall be such number of Honorary Members of the board of directors as the board of directors shall from time to time determine and decide. The board of directors may appoint as an Honorary Member of the board of directors any person who at the time of his appointment as such is not, but who at any time prior to his appointment as such has been, a member of the board of directors, as a reward for and in recognition of distinguished service to the Corporation as a member of its board of directors. An Honorary Member of the board of directors shall have the right, but not the obligation, to attend meetings of the board of directors and shall receive for such attendance such fee or other compensation as the board of directors shall from time to time fix and determine. An Honorary Member of the board of directors shall have the right to participate in any discussions and deliberations at any meeting of the board of directors in the same manner and to the same extent as if he were a member of the board of directors but shall have no right to vote on or with respect to any resolution adopted or to be adopted, any business transacted or to be transacted, or any action taken or to be taken by the board of directors at any such meeting. Except as expressly provided herein, an Honorary Member of the board of directors shall have only such authority, and shall perform only such duties, in, or in connection with, the management of the property and affairs of the Corporation and the transaction of its business as the board of directors shall from time to time delegate to him with his consent.

         SECTION 15. MANDATORY RETIREMENT AGE FOR DIRECTORS. Except as hereinafter provided, no person shall be eligible for election or re-election as a member, other than as an Honorary Member, of the board of directors of the Corporation after he shall have attained the age of 70 years. Each person who attains the age of 70 years during his term as a member, other than an Honorary Member, of the board of directors shall retire as a member of the board of directors of the Corporation not later than at the expiration of any term of office for which he shall have been elected and which began before, and ended after, such person shall have attained the age of 70 years. Notwithstanding the foregoing, any member of the board of directors who has attained the age of 71



                                      -8-
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years prior to February 24, 1993 shall be eligible for re-election as a member of the board of directors.

         SECTION 16. MANDATORY RESIGNATION UPON CHANGE IN DIRECTOR'S EMPLOYMENT. If any member of the board of directors of the Corporation ceases for any reason (including retirement, resignation, discharge, or any other reason) to be actively employed by the same employer, if any, by which such member was employed at the time of his or her most recent election to the board of directors, then such person shall tender his or her resignation from the board of directors to the Nominating Committee of the board of directors (or, if there is no such committee, to the full board of directors) no later than 60 days after the date of such change in employment, and the Nominating Committee, with the director in question taking no part in such action if he or she is a member of the Nominating Committee (or, if there is no such committee, the board of directors, with the director in question taking no part in such action), shall determine whether or not such resignation shall be accepted, and if such resignation is so accepted, it shall be effective as of the date of such acceptance. If the Nominating Committee (or, if there is no such committee, the board of directors) refuses such resignation, or if it does not accept such resignation within 60 days after it is tendered, then such resignation shall be of no force or effect. Each person who accepts election to the board of directors after April 24, 2002 (the date of adoption of this Section 16) shall be deemed to have agreed to comply with the provisions of this Section 16.

         SECTION 17. PARTICIPATION IN MEETING BY TELEPHONE. By oral or written permission of a majority of the board of directors, a member of the board of directors or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

         SECTION 18. LEAD DIRECTOR. The board of directors may from time to time designate one of the independent directors as "Lead Director." The Lead Director, if any, shall be responsible for calling, establishing an agenda for, and moderating executive sessions of independent directors. At any time and from time to time, the board may withdraw such designation from the then incumbent Lead Director, and in such event, the board may, but shall not be required to, designate a different independent director as Lead Director. As used in this section, the term "independent director" means a member of the board of directors who meets all applicable independence criteria for eligibility to serve on the Corporation's audit committee, as such criteria are specified from time to time in applicable statutes, rules of the Securities and Exchange Commission, and rules and listing standards of any stock exchange or automated interdealer quotation system on which the Corporation's securities are listed or quoted.


                                    ARTICLE V

                                    OFFICERS

         SECTION 1. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be selected by, and from among the membership of, the board of directors. He shall preside at all meetings of the shareholders and of the board of directors and of any Executive Committee at which he is in attendance. He shall perform such other duties and functions




                                      -9-
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as shall be assigned to him from time to time by the board of directors. Except where by law the signature of the President of this Corporation is required, the Chairman of the Board of Directors shall possess the same power and authority as the President to sign all certificates, contracts, instruments, papers, and documents of every conceivable kind and character whatsoever, in the name of and on behalf of this Corporation, which may be authorized by the board of directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all of the powers and discharge all of the duties of the President.

         SECTION 2. VICE-CHAIRMAN OF THE BOARD OF DIRECTORS. If the board of directors elects a Vice-Chairman of the Board of Directors, he shall be selected from the membership of the board of directors. During the absence or disability of both the Chairman of the Board of Directors and the President, or while both such offices are vacant, he shall preside at all meetings of the shareholders, of the board of directors, and of any Executive Committee. During the absence or disability of both the President and the Chairman of the Board of Directors, or while both such offices are vacant for any reason, the Vice-Chairman of the Board of Directors shall have and may exercise any and all of the powers and duties of the President and of the Chairman of the Board of Directors. At all other times the Vice-Chairman of the Board of Directors shall be responsible to the Chairman of the Board of Directors and through him (or during the absence or disability of the Chairman of the Board of Directors or while that office is vacant for any reason, directly) to the board of directors for the exercise, performance, and discharge of such powers, duties, and responsibilities as the Chairman of the Board of Directors or the board of directors shall see fit to vest in or delegate to him or which are vested in or imposed upon him by the Bylaws.

         SECTION 3. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be selected by, and from among the membership of, the board of directors. He shall be (and may identify himself and execute instruments and other documents using the title of) the Chief Executive Officer of this Corporation and shall, in general, supervise and manage the business affairs of this Corporation, including, but not limited to, any and all duties normally and customarily incident to the office of the President and Chief Executive Officer of a corporation and such other duties and functions as shall be assigned to him from time to time by the board of directors. During the absence or disability of the Chairman of the Board of Directors, or while such office is vacant, the President shall perform all duties and functions, and while so acting shall have all of the powers and authority, of the Chairman of the Board of Directors.

         SECTION 4. VICE-PRESIDENTS. The board of directors may designate one or more Vice-Presidents as Executive Vice-Presidents. Except as otherwise expressly provided in the Bylaws of this Corporation, or unless the board of directors shall otherwise provide by resolution duly adopted by it, such of the Vice-Presidents as shall have been designated Executive Vice-Presidents and are members of the board of directors in order of their seniority as members of the board of directors (or if no Vice-President who is a member of the board of directors shall have been designated an Executive Vice-President, then such Vice-Presidents as are members of the board of directors specified by the board of directors) shall perform the duties and exercise the power of the President, of the Chairman of the Board of Directors, and of the Vice-Chairman of the Board of Directors during the absence or disability of all of the persons occupying said offices. The Vice-Presidents shall perform such other duties as may be delegated to them by the board of directors, any Executive Committee, the Chairman of the Board of Directors, or the President.





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

         SECTION 5. SECRETARY. The Secretary shall attend all meetings of the shareholders and of any Executive Committee and, during the absence or disability of the Secretary of the Board of Directors or while such office is vacant, all meetings of the board of directors, and the Secretary shall preserve in the books of the Corporation true minutes of the proceedings of the shareholders and of any Executive Committee and, during the absence or disability of the Secretary of the Board of Directors or while such office vacant, the minutes of all meetings of the board of directors. He shall safely keep in his custody the seal of the Corporation and shall have authority to affix the same to all instruments where its use is required by statute, bylaw, or resolution. He shall perform such other duties as may be delegated to him by the board of directors, any Executive Committee, the Chairman of the Board of Directors, or the President.

         SECTION 6. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities, and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors, the President, and the board of directors whenever requested by them an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall keep in force a bond, in form, amount, and with a surety or sureties satisfactory to the board of directors, conditioned for faithful performance of the duties of his office, and for restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and property of whatever kind in his possession or under his control belonging to the Corporation. He shall perform such other duties as may be delegated to him by the board of directors, any Executive Committee, the Chairman of the Board of Directors, or the President.

         SECTION 7. ASSISTANT SECRETARY AND ASSISTANT TREASURER. The Assistant Secretary or Assistant Secretaries, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer or Assistant Treasurers, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer, if required by the board of directors, shall keep in force a bond as provided in Section 6 of this Article V.

         SECTION 8. SECRETARY OF THE BOARD OF DIRECTORS. The Secretary of the Board of Directors shall attend all meetings of the board of directors, and shall preserve in books of the Corporation true minutes of all such meetings. He shall have authority to affix the seal of the Corporation to all certificates or other instruments embodying or relating to any resolution adopted by, or proceedings taken at any meeting of, the board of directors of the Corporation. He shall perform such other duties as may be delegated to him by the board of directors.

         SECTION 9. CHAIRMAN OF THE BOARD OF DIRECTORS EMERITUS. The board of directors may designate as Chairman of the Board of Directors Emeritus any person who at any time prior to such designation has been Chairman of the Board of Directors, and who at the time of his designation as Chairman of the Board of Directors Emeritus is a member of the board of directors of the Corporation, as a reward for and in recognition of distinguished service to this Corporation as Chairman of the Board of Directors. During the absence or disability of the Chairman of the Board of

Directors, the Vice-Chairman of the Board of Directors, and the President, or while all such offices are vacant, the Chairman of the Board of Directors Emeritus shall preside at all meetings of the shareholders and of the board of directors. Except where by law the signature of the President of this Corporation is required, the Chairman of the Board of Directors Emeritus shall possess the same power and authority as the President to sign all certificates, contracts, instruments, papers, and documents of every conceivable kind and character whatsoever, in the name of and on behalf of this Corporation, which may be authorized by the board of directors. He shall perform such other duties as may be delegated to him by the board of directors, any Executive Committee, or the President.

         SECTION 10. CHIEF FINANCIAL OFFICER. As and whenever it determines the same to be appropriate, the board of directors may designate the President, an Executive Vice-President, a Vice-President, or the Treasurer as the Chief Financial Officer of the Corporation, and any such officer so designated (while he continues to hold the office held at the time of such designation and until such designation is revoked or a different officer is so designated by the board of directors) may identify himself and execute instruments and other documents using the title of Chief Financial Officer.


                                   ARTICLE VI

                               STOCK AND TRANSFERS

         SECTION 1. CERTIFICATES FOR SHARES. Every shareholder shall be entitled to a certificate evidencing the shares of the capital stock of the Corporation owned by him, signed by the President or a Vice-President, and by the Secretary, the Treasurer, an Assistant Secretary, or an Assistant Treasurer, under the seal of the Corporation, certifying the number and class of shares, evidenced by such certificate, which certificate may, but need not be, also signed by the Chairman of the Board of Directors, shall be in such manner and form as shall have been approved by the board of directors, and shall set forth such terms and provisions as shall from time to time be required by the laws of the State of Michigan to be set forth in such certificate; provided, that where any such certificate is signed: (i) by a transfer agent or an assistant transfer agent or
(ii) by a transfer clerk acting on behalf of this Corporation, and by a registrar, the signature of any such President, Vice-President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer, or of the Chairman of the Board of Directors, and the seal of the Corporation, may be a facsimile.

         SECTION 2. TRANSFERABLE ONLY ON BOOKS OF CORPORATION. Shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

         SECTION 3. REGISTERED STOCKHOLDERS. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

         SECTION 4. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint a transfer agent and a registrar of transfers, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the board may otherwise direct.

         SECTION 5. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer, and registration of certificates for shares in this Corporation.


                                   ARTICLE VII

                             DIVIDENDS AND RESERVES

         SECTION 1. DIVIDENDS. The board of directors shall have the power and authority to declare dividends or other distributions to security holders to the full extent permitted by applicable law. Dividends may be paid in cash or other property of the Corporation, in shares, obligations, or other securities of the Corporation, or in any other form permitted by applicable law.

         SECTION 2. RESERVES. The board of directors shall have power and authority to set apart such reserve or reserves, for any proper purpose, as the board in its discretion shall approve; and the board shall have power and authority to abolish any reserve created by the board.


                                  ARTICLE VIII

                              LIST OF SHAREHOLDERS

         SECTION 1. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

         (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.

         (b)      Be produced at the time and place of the meeting.

         (c) Be subject to inspection by any shareholder during the whole time of the meeting.

         (d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 1. CHECKS, ETC. All checks, drafts, and orders for payment of money shall be signed in the name of the Corporation by one or more of such officers or agents as the board of directors shall from time to time designate for that purpose or as shall be designated from time to time by any officer of the Corporation authorized by the board of directors to make such designations.

         SECTION 2. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the executing officers, the Chairman of the Board of Directors, the President, or any Vice-President, and the Secretary or any Assistant Secretary, may execute the same in the name and behalf of this Corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this Corporation.

         SECTION 3. VOTING SECURITIES. Unless otherwise directed by the board of directors, the Chairman of the Board of Directors, or the President, or, in the case of their absence or inability to act, the Vice-Presidents, in order of their seniority, shall have full power and authority on behalf of this Corporation to attend and to act and to vote, or to execute in the name or on behalf of this Corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for this Corporation to attend and vote, at any meetings of security holders of corporations in which this Corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, this Corporation might have possessed and exercised if present. The board of directors by resolution from time to time may confer like power upon any other person or persons.


                                   ARTICLE X

                                    AMENDMENT

         SECTION 1. MANNER OF AMENDMENT. The Bylaws of the Corporation may be amended, altered, changed, added to, or repealed, in whole or in part, by the affirmative vote of a majority of the shares of the capital stock of the Corporation entitled to vote thereat, present in person or proxy at any annual or special meeting of the shareholders of the Corporation at which a quorum is present, if notice of the proposed amendment, alteration, change, addition, or repeal is contained in the notice of such meeting. The Bylaws may also be amended, altered, changed, added to, or repealed, in whole or in part, by the affirmative vote of a majority of the board of directors, at any regular meeting of the board of directors at which a quorum is present, or at any special meeting of the board of directors at which a quorum is present if notice of the proposed amendment, alteration, change, addition, or repeal is contained in the notice of such special meeting, unless and to the extent that the power to amend or repeal the Bylaws is reserved exclusively to the shareholders of the Corporation in its Articles of Incorporation. The power and authority of the board of directors to amend, alter, change, add to, or repeal the Bylaws shall extend and be exercisable with respect to not only all or any portion of the Bylaws adopted by the board of directors but also with respect to all or any portion of the Bylaws adopted by the shareholders, provided, however, that the shareholders may, if they elect so to do, prescribe in the Bylaws that any or all of the provisions of the Bylaws adopted by the shareholders shall not be altered or repealed by the board of directors.

                                   ARTICLE XI

                         CHAPTER 7B OF MICHIGAN BUSINESS
                                 CORPORATION ACT

         SECTION 1. CHAPTER 7B NOT APPLICABLE. Chapter 7B of the Act (entitled "Control Share Acquisitions") does not apply to control share acquisitions of shares of the Corporation.